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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 27, 2013, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2012, in the Annual Report of Broadwind Energy Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Broadwind Energy Inc. on Form S-3 (File No. 333-159487) and on Forms S-8 (File Nos. 333-160039, 333-181168 and 333-181170).

/s/ GRANT THORNTON LLP

Chicago, Illinois
February 26, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM